UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2023
HYLIION HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38823	83-2538002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1202 BMC Drive, Suite 100 Cedar Park,TX	78613
(Address of principal executive offices)	(Zip Code)
(833) 495-4466
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Hyliion Holdings Corp. (“Hyliion” or the “Company”) was held on May 23, 2023. At the Annual Meeting:
•Stockholders elected the three nominees recommended by the Company’s board of directors to serve as Class III directors of the Company until the 2026 Annual Meeting of Stockholders or until their respective successors are elected and qualified;
•Stockholders ratified the selection of Grant Thornton LLP (the “Auditor”) to serve as the independent registered public accounting firm of the Company for the 2023 fiscal year ended December 31, 2023;
•Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers (“Say on Pay”); and
•Stockholders approved the Hyliion Holdings Corp. Employee Stock Purchase Plan.
Set forth below, with respect to each such matter, are the number of votes cast for or against/withhold, the number of abstentions and the number of broker non-votes.
Election of Directors

Nominee	For	Withhold	Broker Non-Votes
Rodger Boehm	89,230,516	872,114	31,495,667
Mary Gustanski	84,614,785	5,487,845	31,495,667
Robert Knight, Jr.	81,676,651	8,425,979	31,495,667
Ratification of Auditor

For	Against	Abstain
119,962,245	1,352,205	283,847
Say on Pay

For	Against	Abstain	Broker Non-Votes
86,784,936	2,840,311	477,383	31,495,667
Hyliion Holdings Corp. Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes
88,366,662	1,591,059	144,909	31,495,667

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

HYLIION HOLDINGS CORP.

		By:	/s/ Thomas Healy
Date:	May 25, 2023		Thomas Healy
Chief Executive Officer